Exhibit 99.1

Cinedigm Reports Second Quarter Fiscal 2021 Earnings (Quarter Ending September 30, 2020)

Total Quarterly Revenues of $7.2 million with OTT Channel Streaming Revenues up 47% and Ad-Supported OTT Revenues Up 45% Versus Prior Year Quarter

Total Monthly Ad-Supported Viewers Now At 15.2 Million, Up 238% Versus Prior Year

LOS ANGELES, November 16, 2020 -- Cinedigm Corp. (NASDAQ: CIDM) today announced its financial results for the three-month period ended September 30, 2020.

Key Financial Results:

•	Consolidated revenues were $7.2 million, with OTT Channel streaming up 47% versus prior year quarter

•	Transactional Video-On-Demand (TVOD) and Ad-Based Video-On-Demand (AVOD) Digital Sales increased 27% year-over-year, driven by partners such as Amazon, with 78% growth

•	Ad-supported streaming revenues increased 44% over first quarter of this fiscal year and 45% over the prior year quarter despite COVID-19 impacts on the overall advertising market

•	OTT Streaming & Digital and Content Distribution Adjusted EBITDA for the three month period ending September 30, 2020 increased 3% versus the three month period ending September 30, 2019 and increased by $2.3 million, or 72%, versus the six month period ending September 30, 2019.

•	Total Debt reduced by $20.9 million, or 40%, versus prior year, including conversion of $15 million of convertible notes to equity at $1.50 per share

Key Business Highlights During Q2 FY2021 (Quarter ended September 30, 2020)

•	Further strengthened balance sheet with common stock issuance on July 20, 2020 for gross proceeds of $10.8 million

•	Launched hundreds of movies, TV episodes and three streaming channels on NBCUniversal’s Peacock digital streaming platform

•	Announced partnership with Fantawild, China’s largest theme park operator and top producer of children’s animation in Asia, to launch a new global streaming service and distribute Fantawild’s animated content outside of China

•	Announced partnership with Bloody Disgusting, the most popular media brand in horror, to launch a new horror streaming network that premiered for the Halloween season

•	Announced partnership with TwentyOne14 Media to launch a new, urban multi-cultural entertainment and lifestyle network

•	Partnered with Rad (formerly Littlstar) to distribute Cinedigm's portfolio of streaming channels. Rad is the leading provider of streaming content to the gaming ecosystem, where it reaches over 110 million Sony PlayStation consoles and hundreds of millions of other streaming devices including Android TVs, mobile devices, and many more

•	Cinedigm’s device streaming footprint now approaching 900 million global devices

Key Business Highlights Subsequent to Quarter End:

•	Revenues from the Company’s ad-supported streaming channels grew 29% from September to October 2020, setting a new Cinedigm record. Year-over-year, October revenues were up more than 148%, also a record

•	Cinedigm Networks paid subscriber count surged 45% to 142,000 in last 6 months

•	Flagship streaming channel CONtv subscribers increased 78% since April 1st

•	Reached 15.2 million monthly viewers in October for year-over-year growth of 238%

•	Cinedigm agreed to acquire The Film Detective, a leading streaming content company for classic film and television programming. The acquisition will add The Film Detective’s library, comprised of 3,000 content titles, an estimated 10,000 individual film and TV episodes and two streaming networks (The Film Detective and Lonestar channels) to Cinedigm’s expansive portfolio of streaming channels and content

•	Launched the popular The Bob Ross Channel on Viacom’s streaming television service, Pluto TV

•	Expanded OTT channel portfolio to 25 channels either launched or under contract versus nine channels a year ago.

“We made strong progress in this seasonally slow quarter as streaming revenues continued to accelerate behind additional channel launches, platform/device expansion and enhanced digital sales, particularly TVOD,” said Chris McGurk, Cinedigm’s Chairman and CEO. “With several more channels teed up to launch, a strong recovery in the advertising market and continued demand by all the streaming platforms for digital content, we expect this growth to accelerate into our fiscal third quarter as we drive toward sustained profitability. We are also particularly pleased about The Film Detective acquisition, which will add almost 10,000 titles/episodes and 2 streaming channels to our portfolio of streaming assets. As the streaming business continues to consolidate, we believe Cinedigm is in a unique position to roll-up additional profitable and accretive streaming assets like The Film Detective that can immediately generate significant added revenue growth and profits from our Matchpoint technology, distribution muscle, content and OTT infrastructure.”

Gary Loffredo, Chief Operating Officer and General Counsel, added, “We made great progress this quarter by further strengthening our balance sheet, adding $10.8 million in cash through an equity offering and reducing our debt by another $15 million by converting convertible notes to equity at $1.50 per share. We plan to continue to pursue further opportunities to reduce the remaining debt on our balance sheet over the remainder of this year, reducing interest expense and facilitating our drive to sustained profitability. Based on sales activity to date, we also expect continued strong results next quarter.”

Fiscal Second Quarter Financial Summary (comparing the three months ended September 30, 2020 to the three months ended September 30, 2019)

Revenue was $7.2 million, a decrease of 30% compared to $10.2 million in the prior year period, due to the expected decline in the legacy Cinema Equipment business and the negative impact of COVID-19 on theatrical revenues and temporary DVD warehousing and distribution center shutdowns due to the impact of COVID-19. This was partially offset by growth in OTT / streaming revenues. OTT AVOD Channel revenues increased 45% versus last year and 44% versus the prior quarter ending June 30, 2020.

The Company reported a consolidated net loss of $26.6 million for the second quarter of fiscal year 2021. Excluding the unrealized change in fair value of our equity investment in Starrise Media Holdings Limited, the operating net loss was $6.8 million, or $.06 per share, driven in large part by the loss of theatrical revenues in the legacy Cinema Equipment business due to COVID-19 impacts.

For the second quarter of fiscal year 2021, consolidated adjusted EBITDA was negative $1.1 million, compared to $1.4 million in the year-ago period. This decrease was primarily due to the expected decline of our legacy Cinema Equipment business and the negative impact of COVID-19 on theatrical revenues and temporary DVD warehousing and distribution center shutdowns due to the impact of COVID-19. Content & Entertainment Adjusted EBITDA of negative $0.9 million was $2.3 million better than the prior year to date, a 72% increase.

As of September 30, 2020, the Company had cash and cash equivalents of $16.5 million compared to $14.3 million as of March 31, 2020, the end of our last fiscal year. We completed an equity raise with common stock for gross proceeds of $10.8 million during the quarter.

Total debt was reduced by $20.9 million, or 40%, versus September 30, 2019, compared to March 31, 2019 total debt was reduced by $34.5 million or 53%.

Conference Call

Cinedigm will host a conference call to discuss its financial results at 1:30 pm PT / 4:30 pm ET on November 16, 2020.

To participate in the conference call, please dial (877) 407-9124 or for international callers (201) 689-8584 at least five minutes prior to the start of the call. No passcode is required. An audio webcast is available directly at the following link https://www.webcaster4.com/Webcast/Page/2478/38588 and will also be accessible at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call-in order to register, download and install any necessary audio software.

For those unable to participate during the live broadcast, a replay will be available by dialing (877) 481-4010 (U.S.) or (919) 882-2331 (International) and use passcode:  38588

Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, goodwill impairment, litigation related expenses and recoveries, stock-based compensation, expenses, restructuring, transition and acquisitions expenses, net, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of loss from continuing operations calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to Adjusted EBITDA. Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that Adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company's performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company's performance because it believes that adjusted EBITDA more accurately reflects the Company's results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company's operating performance. The Company believes that Adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity.  In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, goodwill impairment, litigation related expenses and recoveries, stock-based compensation, expenses, restructuring, transition and acquisitions expenses, net, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of loss from continuing operations calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to Adjusted EBITDA. Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that Adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company's performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company's performance because it believes that adjusted EBITDA more accurately reflects the Company's results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company's operating performance. The Company believes that Adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity. In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP income taxes that can affect cash flows.  The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

About Cinedigm

Since inception, Cinedigm (NASDAQ: CIDM) has been a leader at the forefront of the digital transformation of content distribution. Adapting to the rapidly transforming business needs of today’s entertainment landscape, Cinedigm remains a change-centric player focused on providing content, channels and services to the world’s largest media, technology and retail companies. Cinedigm’s Content and Networks groups provide original and aggregated programming, channels and services that entertain consumers globally across hundreds of millions of devices. For more information, visit www.cinedigm.com.

Cinedigm uses, and will continue to use, its website, press releases, SEC filings, and various social media channels, including Twitter (https://twitter.com/cinedigm), LinkedIn https://www.linkedin.com/company/cinedigm/), Facebook (facebook.com/Cinedigm), StockTwits (https://stocktwits.com/CinedigmCorp) and the Company website (www.cinedigm.com) as additional means of disclosing public information to investors, the media and others interested in the Company. It is possible that certain information that the Company posts on its website, disseminated in press releases, SEC filings, and on social media could be deemed to be material information, and the Company encourages investors, the media and others interested in the Company to review the business and financial information that the Company posts on its website, disseminates in press releases, SEC filings and on the social media channels identified above, as such information could be deemed to be material information.

[CIDM-E]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For more information:
Jill Newhouse Calcaterra
Cinedigm
jcalcaterra@cinedigm.com
310-466-5135

Tables Follow

PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS (UNAUDITED)

CINEDIGM CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	September 30, 2020	March 31, 2020
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$16,503	$14,294
Accounts receivable, net	23,245	34,785
Inventory, net	242	582
Unbilled revenue	2,228	1,992
Prepaid and other current assets	9,380	9,409
Total current assets	51,598	61,062
Restricted cash	1,000	1,000
Equity investment in Starrise, a related party, at fair value	14,468	23,433
Property and equipment, net	5,118	7,967
Right-of-use assets	169	1,210
Intangible assets, net	5,743	6,924
Goodwill	8,701	8,701
Other long-term assets	5	143
Total assets	$86,802	$110,440
LIABILITIES AND DEFICIT
Current liabilities
Accounts payable and accrued expenses	$57,265	$77,085
Current portion of notes payable, including unamortized debt discount of $— and $460 respectively	16,643	37,249
Current portion of notes payable, non-recourse including unamortized debt discount of $358 and $763, respectively	11,749	11,442
Operating lease liabilities	135	593
Current portion of deferred revenue	1,750	1,645
Total current liabilities	87,542	128,014
Notes payable	2,152	—
Operating lease liabilities, noncurrent	34	684
Deferred revenue, net of current portion	60	919
Other long-term liabilities	8	110
Total liabilities	89,796	129,727

Stockholders’ deficit
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; and 7 shares issued and outstanding at September 30, 2020 and March 31, 2020. Liquidation preference of $3,648	3,559	3,559
Common stock, $0.001 par value; Class A stock 200,000,000 shares authorized at September 30, 2020 and March 31, 2020; 123,041,378 and 63,251,429 shares issued and 121,727,542 and 61,937,593 shares outstanding at September 30, 2020 and March 31, 2020, respectively	122	62
Additional paid-in capital	463,741	400,784
Treasury stock, at cost; 1,313,836 Class A common shares at September 30, 2020 and March 31, 2020	(11,603)	(11,603)
Accumulated deficit	(457,481)	(410,904)
Accumulated other comprehensive (loss) income	(18)	92
Total stockholders’ deficit of Cinedigm Corp.	(1,680)	(18,010)
Deficit attributable to noncontrolling interest	(1,314)	(1,277)
Total deficit	(2,994)	(19,287)
Total liabilities and deficit	$86,802	$110,440

CINEDIGM CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except for share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Revenues	$7,182	$10,241	$13,200	$20,044
Costs and expenses:
Direct operating (excludes depreciation and amortization shown below)	4,330	4,087	7,009	7,699
Selling, general and administrative	6,168	4,988	10,008	10,837
(Recovery) provision for doubtful accounts	(193)	56	(193)	326
Depreciation and amortization of property and equipment	1,345	1,609	2,869	3,383
Amortization of intangible assets	591	594	1,181	1,589
Total operating expenses	12,241	11,334	20,874	23,834
Loss from operations	(5,059)	(1,093)	(7,674)	(3,790)
Interest expense, net	(1,194)	(1,813)	(2,484)	(4,095)
Loss on extinguishment of notes payable	(335)	—	(312)	—
Changes in fair value of equity investment in Starrise, a related party	(19,832)	—	(35,626)	—
Other expense, net	(327)	(155)	(521)	(168)
Loss from operations before income taxes	(26,747)	(3,061)	(46,617)	(8,053)
Income tax benefit (expense)	181	(27)	181	(74)
Net loss	(26,566)	(3,088)	(46,436)	(8,127)
Net income (loss) attributable to noncontrolling interest	23	(7)	37	(1)
Net loss attributable to controlling interests	(26,543)	(3,095)	(46,399)	(8,128)
Preferred stock dividends	(89)	(89)	(178)	(178)
Net loss attributable to common stockholders	$(26,632)	$(3,184)	$(46,577)	$(8,306)
Net loss per Class A common stock attributable to common stockholders - basic and diluted:
Net loss attributable to common stockholders	$(0.23)	$(0.08)	$(0.45)	$(0.21)
Weighted average number of Class A common stock outstanding: basic and diluted	114,532,217	41,439,520	104,529,411	39,903,778

Adjusted EBITDA

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA:

	Three Months Ended September 30,
($ in thousands)	2020	2019
Net loss	$(26,566)	$(3,088)
Add Back:
Income tax (benefit) expense	(181)	27
Depreciation and amortization of property and equipment	1,345	1,609
Amortization of intangible assets	591	589
Loss on extinguishment of notes payable	335	—
Interest expense, net	1,194	1,818
Changes in fair value on equity investment in Starrise	19,832	—
Other expense, net	1,291	296
Stock-based compensation and expenses	1,035	178
Net income attributable to noncontrolling interest	23	(7)
Adjusted EBITDA	$(1,101)	$1,422

Adjustments related to the Cinema Equipment Business
Depreciation and amortization of property and equipment	$(1,239)	$(1,491)
Amortization of intangible assets	(7)	(12)
Loss (income) from operations	1,384	(917)
Adjusted EBITDA from Content & Entertainment business and corporate segment	$(963)	$(998)

Adjusted EBITDA

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA:

	Six Months Ended September 30,
($ in thousands)	2020	2019
Net loss	(46,436)	(8,127)
Add Back:
Income tax (benefit) expense	(181)	74
Depreciation and amortization of property and equipment	2,869	3,383
Amortization of intangible assets	1,181	1,589
Loss on extinguishment of notes payable	312	—
Interest expense, net	2,484	4,095
Changes in fair value on equity investment in Starrise	35,626	—
Other expense, net	1,590	759
Stock-based compensation	1,212	189
Net loss attributable to noncontrolling interest	37	(1)
Adjusted EBITDA	$(1,306)	$1,961

Adjustments related to the Cinema Equipment Business
Depreciation and amortization of property and equipment	(2,642)	(3,137)
Amortization of intangible assets	(15)	(23)
Stock-based compensation and expenses	—	7
Income (loss) from operations	3,045	(2,050)
Adjusted EBITDA from Content & Entertainment business and corporate segment	$(918)	$(3,242)